Exhibit 10.24.2


           SECOND LOAN MODIFICATION TO THE LOAN AND SECURITY AGREEMENT

         This Second Loan Modification Agreement to the Loan and Security Agreement (this "Loan Modification Agreement') is entered into as of December 20, 2001, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and (i) VISUAL NETWORKS, INC., a Delaware corporation ("Visual"), (ii) VISUAL NETWORKS OPERATIONS, INC., a Delaware corporation ("VNO"), (iii) VISUAL NETWORKS INVESTMENTS, INC., a California corporation ("VNI"), (iv) VISUAL NETWORKS TECHNOLOGIES, INC., a California corporation ("VNT"), (v) VISUAL NETWORKS OF TEXAS, L.P., a Texas limited partnership ("Visual Texas"), (vi) VISUAL NETWORKS INSURANCE, INC., a Vermont corporation ("Visual Insurance"), (vii) INVERSE NETWORK TECHNOLOGY, a California corporation ("INT"), and (viii) AVESTA TECHNOLOGIES, INC., a Delaware corporation ("Avesta") (hereinafter, Visual, VNO, VNI, VNT, Visual Texas, Visual Insurance, INT, and Avesta are referred to jointly, severally and collectively as the "Borrower" or "Borrowers" and Visual, as agent for each of Visual, VNO, VNI, VNT, Visual Texas, Visual Insurance, INT, and Avesta is sometimes referred to hereinafter in such capacity as the "Agent").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 28, 2001, evidenced by, among other documents, (i) a certain Loan and Security Agreement dated as of February 28, 2001, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of May 24, 2001 (as may be amended from time to time, the "Loan Agreement"), and (ii) a certain Accounts Receivable Financing Agreement dated as of February 28, 2001, between Borrower and Bank , as amended by a certain First Modification to the Account Receivable Financing Agreement dated as of May 24, 2001(as may be amended from time to time, the "Financing Agreement"). The Loan Agreement established: (i) an equipment line of credit in favor of Borrower in the maximum principal amount of Two Million Dollars ($2,000,000.000) (the "Committed Equipment Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement(together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.  DESCRIPTION OF CHANGE IN TERMS.


A.  Modifications to Loan Agreement.

1.  The Loan Agreement shall be amended by deleting the following, appearing as
Section 6.7(b) thereof, in its entirety:

6.7 Financial Covenants.

    Borrowers shall maintain as of the last day of each month unless otherwise noted:

8

    (b) Maximum Net Loss/Minimum Net Profit. (i) quarterly Net Losses not to exceed (A) Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) for the quarter ending December 31, 2000, (B) Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) for the quarter ending March 31, 2001, (C) Four Million Five Hundred Thousand Dollars ($4,500,000.00) for the quarter ending June 30, 2001; (D) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for the quarter ending September 30, 2001; (ii) quarterly Net Profit of at least One Million Dollars ($1,000,000.00) for the quarter ending December 31, 2001; and (iii) a quarterly Net Profit of One Dollar ($1.00), for each quarter thereafter."


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    and inserting in lieu thereof the following:

6.7     Financial Covenants.

     Borrowers shall maintain as of the last day of each month unless otherwise noted:

     (b) Maximum Net Loss/Minimum Net Profit. (i) quarterly Net Losses not to exceed (A) Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) for the quarter ending December 31, 2000, (B) Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) for the quarter ending March 31, 2001, (C) Four Million Five Hundred Thousand Dollars ($4,500,000.00) for the quarter ending June 30, 2001; (D) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for the quarter ending September 30, 2001; (ii) quarterly Net Profit of at least One Hundred Thousand Dollars ($100,000.00) for the quarter ending December 31, 2001; and (iii) a quarterly Net Profit of One Dollar ($1.00), for each quarter thereafter."

2. The Loan Agreement shall be amended by deleting the following definition appearing as in Section 13 thereof in its entirety:

    "Current   Liabilities"  are  the  aggregate  amount  of  Borrower's  Total
Liabilities which mature within one (1) year (excluding all Deferred Revenue), and which shall include, without limitation, all obligations and liabilities of Borrowers to Bank, including all Obligations."

    and inserting in lieu thereof the following:

     "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year (excluding all Deferred Revenue), and which shall include, without limitation, all obligations and liabilities of Borrowers to Bank, including all Obligations but excluding cash secured letters of credit."

3.  The  Loan  Agreement  shall  be  amended  by  inserting  the  following
definition   appearing  in  Section  13.1  after  the   definition   of  Current
Liabilities:

     "Deferred Revenue" is all amounts identified as such in Borrower's consolidated balance sheet representing amounts that have been billed for services yet to be performed or products yet to be delivered."

4. The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

    B.       Waivers.

1. Bank hereby waives Borrower's existing defaults under the Loan and Security Agreement by virtue of Borrower's failure to comply with the "Maximum Net Loss/Minimum Net Profit" requirements set forth in Section 6.7(b) thereof as to the quarter ending September 30, 2001. Bank's waiver of Borrower's compliance of said affirmative covenant shall apply only to the foregoing specific period.


4. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of February 28, 2001, between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (including all Exhibits attached thereto) shall remain in full force and effect and contain an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement.

5. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its state of formation, or (iii) change its organizational structure, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its state of formation. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates dated as of February 20, 2001, between Borrower and Bank, and acknowledges, confirms and agrees that the disclosures and information above Borrower provided to Bank in the Perfection Certificates have not changed, as of the date hereof.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

7. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws. Ch. 106), may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.


12. RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

15. AGED LISTING OF ACCOUNTS RECEIVABLE. The Bank agrees that the requirement of Borrower to submit aged listings of accounts receivable, as set forth in Section 6.2(a) of the Loan Agreement, shall exist only while there are Obligations outstanding under the Financing Agreement or upon Bank's request.

         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.



AGENT:                                    BANK:

VISUAL NETWORKS, INC.                     SILICON VALLEY BANK, doing business as
                                          SILICON VALLEY EAST

By       /s/ Peter J. Minihane            By:      /s/ Steven J. DiPasquale

Name:    Peter J. Minihane                Name:    Steven J. DiPasquale

Title:   Executive Vice President         Title:   Vice President


BORROWERS:

VISUAL NETWORKS, INC.

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President


VISUAL NETWORKS OPERATIONS, INC.

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President


VISUAL NETWORKS INVESTMENTS, INC.

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President


VISUAL NETWORKS TECHNOLOGIES, INC.

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President


VISUAL NETWORKS OF TEXAS, L.P.,
by Visual Networks Texas Operations, Inc., its
General Partner

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President


VISUAL NETWORKS INSURANCE, INC.

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President

INVERSE NETWORK TECHNOLOGY

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President


AVESTA TECHNOLOGIES, INC.

By       /s/ Peter J. Minihane

Name:    Peter J. Minihane

Title:   Executive Vice President

                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK

FROM:             VISUAL NETWORKS, INC., AS AGENT

         The undersigned Responsible Officer of VISUAL NETWORKS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant             Required                           Complies

Financial Statements & CC      Monthly w/in 30 days               Yes      No
Annual (CPA Audited) with CC   FYE within 90 days                 Yes      No
10K, 10Q and 8K                Within 5 days after filing w/ SEC  Yes      No


Financial Covenant             Required        Actual             Complies

Maintain on Monthly Basis
 unless otherwise noted:

Minimum Quick Ratio            .70:1.0         _____:1.0          Yes      No

Maximum (Net Loss) Profit
 (quarterly):                  ($*      )     ($_________)        Yes      No

*(i)   ($19,500,000.00) for the quarter ending 12/31/00;
*(ii)  ($7,250,000.00) for the quarter ending 3/31/01; *(iii) ($4,500,000.00)
         for the quarter ending 6/30/01;
*(iv)  ($1,250,000.00) for the quarter ending 9/30/01;
*(v)   $100,000.00 for the quarter ending 12/31/01;
*(vi)  a quarterly net profit of $1.00 thereafter.

Debt Service Coverage Ratio    **

** See First Loan Modification Agreement to the Loan and Security Agreement

         BANK USE ONLY


         Received By:____________________
         Date:___________________________
         Reviewed By:____________________
         Compliance Status:  Yes / No

Comments Regarding Exceptions:  See Attached.


Sincerely,

______________________________            Date:_______________
SIGNATURE

______________________________
TITLE